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                                                               Exhibit 4.2


                         MERITAGE HOSPITALITY GROUP INC.

                             SUBSCRIPTION AGREEMENT
                             ----------------------

         Agreement entered into this ____ day of ________, 19__, between Meritage Hospitality Group Inc. and the undersigned Investor.

          1. GENERAL. This Agreement sets forth the terms upon which Investor will invest in Series A Convertible Preferred Shares of the Corporation with the provisions provided in the attached Certificate of Designation. A majority of the proceeds will be utilized for working capital.

          2. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes for _____ Series A Convertible Preferred Shares at $__ per share, and tenders payment for the full purchase price made payable to Meritage Hospitality Group Inc.

          3. INVESTOR'S REPRESENTATIONS AND WARRANTIES. Investor represents, warrants and covenants to the Corporation that:

                  3.1 Investor is acquiring the Series A Convertible Preferred Shares for Investor's own account, for investment only and not with a view to or for resale in connection with any distribution of such shares;

                  3.2 Investor has received and read the Corporation's report on Form 10-KSB/A Amendment No. 2 and Annual Report to Shareholders for the year ended November 30, 1995, the Corporation's Form 10-QSB for the quarter ended August 31, 1996, the Proxy Statement issued by the Corporation in connection with its 1996 Annual Shareholders Meeting and the Supplemental Offering Materials;

                  3.3 Investor is aware that the offer and sale of the Series A Convertible Preferred Shares has not been registered under the Securities Act of 1933 (the "Act") in reliance upon the exemptions provided in Regulation D thereof;

                  3.4 Investor is an "accredited investor" as defined in Regulation D promulgated under the Act, and has sufficient knowledge and experience in business and financial matters to understand and evaluate the merits and risks of this investment and has had an opportunity to ask questions of and receive answers from officers of the Corporation concerning this investment;

                  3.5 Investor understands the speculative nature of an investment in Series A Convertible Preferred Shares and, accordingly, is able to bear the economic risk of this investment and could afford a complete loss of such investment;

                  3.6 Investor understands that the Corporation is under no obligation nor does it have any intention to register the Series A Convertible Preferred Shares under the Act or any State securities laws or to comply with the requirements for any exemption which might otherwise be available, or to supply any investor with any information necessary to enable


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         Investor to sell the Series A Convertible Preferred Shares under Rule
         144 or any other rule or regulation of the Securities and Exchange Commission, except for the registration rights provided in this Agreement; and

                  3.7 Investor acknowledges that a legend will be placed upon certificates representing the shares of Series A Convertible Preferred Shares purchased in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state or province and may not be transferred in the absence of
                  (a) an effective registration statement for the securities under the Securities Act of 1933 and applicable state or provincial laws, or (b) an opinion of counsel satisfactory to the Corporation that such registration is not required.

         4. INDEMNITY. Investor understands the meaning and legal consequences of the representations and warranties contained in Section 3 and agrees to indemnify the Corporation, its officers, directors and controlling persons from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, due to or arising out of a breach of any representation or warranty of Investor, whether contained in this Agreement or any other agreement which Investor has executed with respect to this offering.

         5. REGISTRATION RIGHTS. The following registration rights apply to all Series A Convertible Preferred Shares purchased by Investor pursuant to this Agreement.

                  5.1 NUMBER OF REGISTRATIONS. On any two separate occasions, upon the written request of Investor given on or before October 1, 1998, the Corporation will prepare and file, promptly after such request and in no case more than 60 days after receipt of such notice, and thereafter use its best efforts to cause to become effective, a registration statement ("Registration Statement") on a form to be selected by the Corporation under and complying with the Act, covering such number of Series A Convertible Shares and Common Shares into which they are convertible (together the "Shares") as shall be specified in Investor's request; PROVIDED, HOWEVER, that the Corporation shall not be obligated to register Shares with a market value of less than $500,000 pursuant to any such request, market value to be measured as of the date of such request.

                  5.2 UNDERWRITING. If Investor so requests, the offering or distribution of Shares under this Section shall be pursuant to a firm underwriting. The managing underwriter shall be a nationally recognized investment banking firm selected by Investor, but subject to the Corporation's approval, which approval shall not be unreasonably withheld. The Corporation will enter into an underwriting agreement containing representations, warranties and agreements not substantially different from those customarily included by an issuer in underwriting agreements with respect to secondary distribution; PROVIDED, HOWEVER, that


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         Investor shall be entitled to negotiate the underwriting discounts and commission and other fees of such underwriter.

                  5.3 TIMING OF REGISTRATION STATEMENT. The Corporation shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it if, at any time prior to the filing of such Registration Statement, the Corporation determines in good faith that such registration might interfere with, or affect the negotiation or completion of, any transaction that is being contemplated by the Corporation or involve initial or continuing disclosure obligations that might not be in the best interest of the Corporation's shareholders; PROVIDED, that the duration of such delay shall not exceed 90 days from the date the Corporation became aware of such material business information; PROVIDED FURTHER, that the Corporation shall promptly make such filing as soon as the conditions which permit it to delay such filing no longer exist; and PROVIDED FURTHER that in the event of any such deferral, Investor shall have the right to withdraw its request for registration and such withdrawn request shall not be considered one of Investor's two permitted requests for registration under Section 5.1.

                  5.4 COVENANTS OF INVESTOR. Any request for registration made by Investor shall specify the number of Shares as to which such request relates, express Investor's present intention to offer such Shares for distribution, contain an undertaking to provide all such information and materials, and take all such actions and execute all such documents as may be required in order to permit the Corporation to comply with all applicable requirements of the Securities and Exchange Commission and to obtain acceleration of the effective date of the Registration Statement.

                  5.5 COVENANTS OF THE CORPORATION. So long as the Corporation is under an obligation pursuant to the provisions of this Section 5, the Corporation shall:

                           5.5.1 Prepare and file with the Securities and
                  Exchange Commission such amendments and supplements to such Registration Statement, and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement effective for such period as shall be necessary to complete the marketing of the Shares included therein, but in no event for more than 120 days after the date the Shares may first be sold;

                           5.5.2 Furnish to Investor such number of copies of a
                  prospectus, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Investor may reasonably request in order to facilitate the public sale or other disposition of such Shares;

                           5.5.3 Use its best efforts to register or qualify,
                  not later than the effective date of any Registration Statement filed pursuant to this Agreement, the Shares covered by such Registration Statement under the securities or Blue Sky laws of such jurisdictions within the United States as Investor may reasonably request, and do any


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                  and all other acts or things which may be necessary or
                  advisable to enable Investor to consummate the public sale or other disposition in such jurisdiction of such Shares;

                           5.5.4 Promptly notify Investor at any time when a
                  prospectus relating to the Shares being distributed is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of Investor, promptly prepare, file with the Securities and Exchange Commission, and furnish to Investor, a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           5.5.5 Use its best efforts to furnish, at the request
                  of Investor or any underwriter of any distribution of the Shares, an opinion of legal counsel to the Corporation, covering such matters as are typically covered by opinions of issuer's counsel in underwritten offerings under the Act;

                           5.5.6 Use its best efforts to cause all of the Shares
                  as to which Investor shall have requested registration to be listed on any recognized securities exchange, including, without limitation, the National Association of Securities Dealers Automated Quotation System, on which the Shares are then listed and to maintain the currency and effectiveness of any such listings; and

                           5.5.7 Enter into an agreement with the underwriters
                  for such offering in which the Corporation shall provide indemnities similar to those described in Section 5.7 hereof to the underwriters and in which the Corporation shall make the usual representations and warranties made by issues of equity securities to underwriters.

                  5.6 COSTS AND EXPENSES. Except for expenses referred to in the following sentence, the Corporation shall bear the entire cost and expense of any registration made pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of the Corporation's counsel and its independent accountants and all other out-of-pocket expenses incident to the preparation, printing and filing under the Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to, underwriters, brokers and dealers and other purchasers of the securities so registered, and the costs and expenses incurred in connection with the qualification of the securities so registered under "blue sky" or other state securities


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         laws. Notwithstanding the foregoing, the Corporation shall not be liable or responsible for the fees and expenses of counsel and accountants of Investor, all underwriting discounts and commissions attributable to Shares registered at the request of Investor.

         5.7      INDEMNIFICATION.

                  5.7.1 The Corporation will indemnify Investor, its officers, directors and each underwriter of Shares as well as any person who controls Investor or such underwriters against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related Registration Statement, notification or similar filing under securities laws of any jurisdiction, or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to the Corporation by Investor or such underwriter expressly for use therein and used in accordance with such writing.

                  5.7.2 Investor, by requesting any such registration, agrees to furnish to the Corporation such information concerning it as may be requested by the Corporation and which is necessary in connection with any Registration or qualification of the Shares and to indemnify the Corporation against all claims, losses, damages, liabilities and expenses resulting from the utilization of such information furnished in writing to the Corporation expressly for use therein and used in accordance with such writing.

                  5.7.3 If any action is brought or any claim is made against a party indemnified pursuant to this Section 5.7 in respect of which indemnity may be sought against the indemnitor, such party shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such party unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim, or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnitor (in which case the indemnitor shall not have the right to direct any different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor. Except as expressly provided above, the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does not assume the defense of such action or claim, the indemnitor shall thereafter be liable to any person indemnified pursuant to this Agreement for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or


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         claim. Anything in this paragraph to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

         6.       ADJUSTMENTS FOR OTHER ISSUANCES.

                  6.1 If the Corporation issues and sells through a publicly underwritten offering at least $1 million of convertible preferred shares prior to January 1, 1998, the terms of the Series A Convertible Preferred Shares as expressed on the attached Certificate of Designation, will be amended by the Board of Directors so that they will be the same as provided for such publicly issued convertible preferred shares.

                  6.2 If at any time prior to January 1, 1998, the Corporation issues and sells through a publicly underwritten offering at least $1 million of Shares, the conversion price contained in the attached Certificate of Designation will be changed so that it is 120% of the public offering price for such Shares.

         7.       MISCELLANEOUS.

                  7.1 NOTICES. Notices given under this Agreement shall be deemed given when received at the addresses for the parties set forth below and may be delivered by facsimile or other telecommunications device producing a document setting forth such notice.

                  If to the Corporation:       Meritage Hospitality Group Inc.
                                               40 Pearl Street, N.W., Suite 900
                                               Grand Rapids, MI  49503
                                               Attention:  President

                                               Facsimile  - (616) 776-2776

                  If to Investor:





                  7.2 BINDING AGREEMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and cancels any and all prior negotiations, arrangements, agreements and understandings, whether oral or written, between them, respecting the subject matter hereof.


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                  7.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Michigan.

                  7.5 ASSIGNABILITY. The rights and obligations of Investor hereunder may be assigned by it to any corporation or other entity controlled by it or controlling it.

                  7.6 SUCCEEDING SECURITIES. If either the Series A Convertible Preferred Shares or the Common Shares of the Corporation covered by this Agreement is converted into any other security of the Corporation or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security and the obligations of the Corporation to effect registration shall include such other filings, qualifications, notices and similar acts as may be necessary to enable Investor to realize the benefits of registration provided by this Agreement.

                  7.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  7.8 CONDITION TO ACCEPTANCE. Acceptance of this Agreement is subject to the approval of the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Witnessed by:

-------------------------------            ---------------------------------
                                           Signature of Investor

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                                           MERITAGE HOSPITALITY GROUP INC.

_____________________________              By:_________________________________
                                                    Christopher B. Hewett
                                                    President

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